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                                                                     EXHIBIT 3.2



                            CERTIFICATE OF SECRETARY
                               AMENDMENT OF BYLAWS
                                       OF
                             WESTERN SIERRA BANCORP


1. I hereby certify that I am the Secretary of Western Sierra Bancorp, located in the city of Cameron Park, state of California and that I have been duly appointed and am presently serving in that capacity in accordance with the bylaws of the corporation.

2. I further certify that at a meeting of the shareholders of Western Sierra Bancorp duly called and convened on the 23rd day of May, 2000, the following resolution regarding an amendment of the Bylaws of Western Sierra Bancorp was duly adopted by the holders of a majority of outstanding common shares of Western Sierra Bancorp.

               NOW, THEREFORE, BE IT RESOLVED THAT, the fourth paragraph of
               Section 2.8 shall be revised to eliminate cumulative voting and
               Section 2.8 shall read in its entirety as follows:

               "SECTION 2.8. VOTING. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.9 of this Article II.

               Voting of shares of the corporation shall in all cases be subject to the provisions of Sections 700 through 711, inclusive, of the Code.

               The shareholders' vote may be by voice or ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal (other than the election of directors), but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Code or by the articles of incorporation.



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               Pursuant to Section 301.5 of the Code, this corporation shall not have cumulative voting as provided under Section 708 of the Code, provided that this corporation is a listed corporation as defined in Section 301.5 of the Code.

               In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, shall be elected. Votes against the director and votes withheld shall have no legal effect.

The above resolution is presently in full force and effect and has not been revoked or rescinded as of the date hereof.

IN WITNESS HEREOF, the undersigned has executed this Certificate on this 4th day of January, 2002.



                                            /s/ Phil Wood
                                            -----------------------------
                                            Phil Wood, Secretary


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                            CERTIFICATE OF SECRETARY
                               AMENDMENT OF BYLAWS
                                       OF
                             WESTERN SIERRA BANCORP


1. I hereby certify that I am the Secretary of Western Sierra Bancorp, located in the city of Cameron Park, state of California and that I have been duly appointed and am presently serving in that capacity in accordance with the bylaws of the corporation.

2. I further certify that at a meeting of the shareholders of Western Sierra Bancorp duly called and convened on the 21st day of June, 2001, the following resolution regarding an amendment of the Bylaws of Western Sierra Bancorp was duly adopted by the holders of a majority of outstanding common shares of Western Sierra Bancorp.

               NOW, THEREFORE, BE IT RESOLVED THAT, the fourth paragraph of
               Section 3.2 shall be revised change the range of directors from 11 to 21 to 8 to 15 and Section 3.2 shall read in its entirety as follows:

               SECTION 3.2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall not be less than eight (8) nor more than fifteen (15) until changed by an amendment of the articles of incorporation or by a bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the range specified in the articles of incorporation or in this Section 3.2: (i) by a resolution duly adopted by the board; (ii) by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote; or (iii) by approval of the shareholders (as defined in Section 153 of the Code).

The above resolution is presently in full force and effect and has not been revoked or rescinded as of the date hereof.

IN WITNESS HEREOF, the undersigned has executed this Certificate on this 4th day of January, 2002.



                                            /s/ Phil Wood
                                            -----------------------------
                                            Phil Wood, Secretary